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EXHIBIT 10.28

FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF AUGUST 1, 2003

AMONG

PETCO ANIMAL SUPPLIES, INC.,

as Borrower,

THE LENDERS LISTED THEREIN,

as Lenders,

GOLDMAN SACHS CREDIT PARTNERS L.P.,

as Joint Lead Arranger, Joint Book-Runner and Sole Syndication Agent,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Joint Lead Arranger, Joint Book-Runner and Sole Administrative Agent

and

GENERAL ELECTRIC CAPITAL CORPORATION,

as Documentation Agent

PETCO ANIMAL SUPPLIES, INC.

FIFTH AMENDMENT

TO AMENDED AND RESTATED CREDIT AGREEMENT

        This FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is dated as of August 1, 2003 and entered into by and among PETCO ANIMAL SUPPLIES, INC., a Delaware corporation ("Company"), the financial institutions executing the Consent of Lender in the form of Exhibit A annexed hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, "Administrative Agent"), and, solely for purposes of Section 4 hereof, the Credit Support Parties (as defined in Section 4 hereof), and is made with reference to that certain Amended and Restated Credit Agreement dated as of October 26, 2001 as amended by the Limited Waiver, Consent and Amendment Regarding Initial Public Offering dated as of February 1, 2002 and as further amended by the Second Amendment to Amended and Restated Credit Agreement dated as of July 31, 2002 and the Limited Waiver and Third Amendment to Amended and Restated Credit Agreement dated as of February 3, 2003 and the Fourth Amendment to Amended and Restated Credit Agreement dated as of June 19, 2003 (as so amended, the "Credit Agreement"), by and among Company, Lenders, Administrative Agent, GOLDMAN SACHS CREDIT PARTNERS L.P., as Syndication Agent, and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

RECITALS

        WHEREAS, Company and Lenders desire to amend the Credit Agreement to add new Tranche D Term Loans in the aggregate principal amount of $141,500,000, the proceeds of which, together with $50,000,000 cash currently held by Company, will be used to refinance all of the Tranche C Term Loans outstanding immediately prior to the occurrence of the Fifth Amendment Effective Date and to amend the Credit Agreement in certain other respects, all as more specifically set forth below, subject to the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

  Section 1. AMENDMENTS TO THE CREDIT AGREEMENT

        1.1 Amendments to Section 1: Definitions.

        A.    Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

          "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. For the purposes of this definition, the term "Beneficially Own" shall have a correlative meaning.

          "Captive Insurance Company" means a wholly-owned Foreign Subsidiary of Company created solely for providing self insurance for Company and its Subsidiaries and engaging in activities reasonably related or ancillary thereto, in form and substance satisfactory to the Administrative Agent.

          "Fifth Amendment" means the Fifth Amendment to Amended and Restated Credit Agreement, dated as of August 1, 2003, by and among Company, Requisite Lenders, all Lenders having Tranche D Term Loan Commitments and Administrative Agent.

          "Fifth Amendment Effective Date" means the date on which the Fifth Amendment became effective in accordance with its terms.

          "Step-Down Condition" has the meaning assigned to that term in subsection 2.2A(v).

          "Tranche D Term Lender" means a Lender with Tranche D Term Loan Exposure.

          "Tranche D Term Loans" means the Loans made to Company pursuant to subsection 2.1A(ii)(c).

          "Tranche D Term Loan Commitment" means the commitment of a Lender to make a Tranche D Term Loan to Company pursuant to subsection 2.1A(ii)(c), and "Tranche D Term Loan Commitments" means such commitments of all Lenders in the aggregate.

          "Tranche D Term Notes" means any promissory notes of Company issued pursuant to subsection 2.1E to evidence the Tranche D Term Loans of any Lenders, substantially in the form of Exhibit B to the Fifth Amendment, as they may be amended, supplemented or otherwise modified from time to time.

          "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of such Person.

        B.    Subsection 1.1 of the Credit Agreement is hereby further amended by (i) replacing the letter "C" with the letter "D" in the following defined terms: "New Tranche C Term Loan Commitments", "New Tranche C Term Loan Lender", "New Tranche C Term Loans" and "Tranche C Term Loan Exposure", and (ii) replacing the letter "C" with the letter "D" in the definitions of "Class", "Loans", "Notes", "Requisite Lenders", "Term Loan Exposure" and "Term Loans."

        C.    Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Company Common Stock," "Consolidated Fixed Charge Coverage Ratio," "Increased Amount Date," "Net Asset Sale Proceeds," "Subsidiary" and "Transaction Costs" in their entirety and substituting the following therefor, as applicable:

          "Company Common Stock" means the common stock of Company, par value $0.001 per share.

          "Consolidated Fixed Charge Coverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (i)(a) Consolidated EBITDA for the four-Fiscal Quarter period ending on such date minus (b) Consolidated Capital Expenditures for such four-Fiscal Quarter period to (ii) the sum of (a) Consolidated Interest Expense for such four-Fiscal Quarter period, plus (b) scheduled repayments of principal under all Indebtedness (including that portion attributable to Capital Leases in accordance with GAAP but excluding payments of principal made for such period under the Company's existing credit agreement referred to in subsection 4.1I(i) hereof and payments of principal made for such period on Tranche A Term Loans under the Existing Credit Agreement) of Company or any of its Subsidiaries for such four-Fiscal Quarter period, plus (c) dividends paid during such four-Fiscal Quarter period (except dividends payable solely in shares of stock to the holders of that class), all of the foregoing as determined on a consolidated basis for Company and its Subsidiaries in conformity with GAAP.

          "Increased Amount Date" has the meaning assigned to that term in subsection 2.1(A)(ii).

          "Net Asset Sale Proceeds" means, with respect to any Asset Sale, Cash payments (including any Cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) received from such Asset Sale, net of any bona fide direct costs incurred in connection with such Asset Sale, including (i) income taxes reasonably estimated to be actually payable within two years of the date of such Asset Sale as a result of any gain recognized in connection with such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (iii) reasonable amounts to be provided as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale; provided, however, that Net Asset Sale Proceeds shall not include any Cash payments received for real property and improvements sold in a sale-leaseback transaction that is consummated in accordance with clause (2) of the first proviso of Section 7.9.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that for purposes of subsection 2.4B (iii) and Sections 6, 7 and 8 (and the definitions used therein), the Captive Insurance Company shall not be deemed a Subsidiary of Company.

          "Transaction Costs" means the fees, costs and expenses payable or reimbursable by Company or any of its Subsidiaries in connection with the transactions contemplated by (i) the Loan Documents and the Related Agreements, (ii) the refinancing of the Existing Senior Subordinated Notes, (iii) the Limited Waiver, Consent and Amendment Regarding Initial Public Offering dated as of February 1, 2002, (iv) the Second Amendment, (v) the Third Amendment, (vi) the Fourth Amendment to Amended and Restated Credit Agreement dated as of June 19, 2003 and (vii) the Fifth Amendment.

        1.2 Amendments to Section 2: Amounts and Terms of Commitments and Loans.

        A.    Subsection 2.1A(ii) of the Credit Agreement is hereby amended by adding after clause (b) thereof a new clause (c) as follows:

          "(c) Tranche D Term Loans. Each Lender severally agrees to lend to Company on the Fifth Amendment Effective Date an amount not exceeding its Pro Rata Share of the aggregate amount of the Tranche D Term Loan Commitments to be used for the purposes identified in subsection 2.5E. The original amount of each Lender's Tranche D Term Loan Commitment is set forth opposite its name on Schedule 1 annexed to the Fifth Amendment and the aggregate amount of the Tranche D Term Loan Commitments is $141,500,000. Each Lender's Tranche D Term Loan Commitment (which term for purposes of this sentence shall not include the New Tranche D Term Loan Commitments) shall expire immediately and without further action on August 4, 2003 if the Tranche D Term Loans are not made on or before that date. Company may make only one borrowing under the Tranche D Term Loan Commitments (which term for purposes of this sentence shall not include the New Tranche D Term Loan Commitments). Amounts borrowed under this subsection 2.1A(ii)(c) and subsequently repaid or prepaid may not be reborrowed."

        B.    The paragraph immediately following subsection 2.1A(ii) of the Credit Agreement is hereby amended by replacing the letter "C" with the letter "D" in the defined terms "Tranche C Term Loan Commitments", "Tranche C Term Loans", "New Tranche C Term Loan Commitments", "New Tranche C Term Loans", and "New Tranche C Term Loan Lender".

        C.    Subsections 2.1D(ii) and 2.1D(iii) of the Credit Agreement are hereby amended by replacing the defined term "Tranche C Term Loan" with the defined term "Tranche D Term Loan."

        D.    Subsection 2.1E of the Credit Agreement is hereby amended by adding the following at the end of the first paragraph thereof:

          "On the Fifth Amendment Effective Date, Company will execute and deliver to each Lender having a Tranche D Term Loan Commitment a Tranche D Term Note substantially in the form of Exhibit B to the Fifth Amendment to evidence that Lender's Tranche D Term Loans, with appropriate insertions. If requested by any Lender by written notice to Company (with a copy to Administrative Agent), Company shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to subsection 10.1) promptly after Company's receipt of such notice a promissory note or promissory notes to evidence such Lender's Tranche D Term Loan substantially in the form of Exhibit B to the Fifth Amendment, with appropriate insertions."

        E.    Subsection 2.2A of the Credit Agreement is hereby amended by adding the following new subsection (v) at the end thereof:

          "(v) Subject to the provisions of subsections 2.2E and 2.7, the Tranche D Term Loans shall bear interest on and after the Fifth Amendment Effective Date through maturity as follows:

            (a)   if a Base Rate Loan, then at the sum of the Base Rate plus 1.50%; or

            (b)   if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.50%

; provided, that for any period after the fourth Fiscal Quarter 2003 during which the Consolidated Pro Forma Senior Leverage Ratio is less than 0.50:1.00 (the "Step-Down Condition"), beginning on the date a Compliance Certificate is delivered with respect to such period showing that the Step-Down Condition is met, the Tranche D Term Loans shall bear interest as follows: (a) if a Base Rate Loan, then at the sum of the Base Rate plus 1.25%; or (b) if a Eurodollar Rate Loan, then at the sum of the Adjusted Eurodollar Rate plus 2.25%; provided further that beginning on the date a Compliance Certificate is delivered with respect to a period showing the Step-Down Condition is not met, the Tranche D Term Loans shall bear interest as first stated above, subject to the immediately preceding proviso."

        F.    Subsections 2.2B(v) and 2.2B(vi) of the Credit Agreement are hereby amended by replacing the defined term "Tranche C Term Loans" with the defined term "Tranche D Term Loans."

        G.    Subsection 2.2D of the Credit Agreement is hereby amended by replacing the defined term "Tranche C Term Loans" with the defined term "Tranche D Term Loans."

        H.    Subsection 2.4A(ii) of the Credit Agreement is hereby amended by adding at the end thereof a new clause (c) as follows:

          "(c) Scheduled Payments of Tranche D Term Loans. Company shall make principal payments on the New Tranche D Term Loans in installments on dates and in the amounts set forth below:

Date	Scheduled Repayment of Tranche D Term Loans
September 30, 2003	$355,000
December 31, 2003	$355,000
March 31, 2004	$355,000
June 30, 2004	$355,000
September 30, 2004	$355,000
December 31, 2004	$355,000
March 31, 2005	$355,000
June 30, 2005	$355,000
September 30, 2005	$355,000
December 31, 2005	$355,000
March 31, 2006	$355,000
June 30, 2006	$355,000
September 30, 2006	$355,000
December 31, 2006	$355,000
March 31, 2007	$355,000
June 30, 2007	$355,000
September 30, 2007	$355,000
December 31, 2007	$33,866,250
March 31, 2008	$33,866,250
June 30, 2008	$33,866,250
October 2, 2008	$33,866,250

Total:	$141,500,000

provided that the scheduled installments of principal of the Tranche D Term Loans set forth above shall be reduced in connection with any voluntary or mandatory prepayments of the Tranche D Term Loans in accordance with subsection 2.4B(iv); and provided, further that the Tranche D Term Loans (including any New Tranche D Term Loans) and all other amounts owed hereunder with respect to the Tranche D Term Loans (including any New Tranche D Term Loans) shall be paid in full no later than October 2, 2008, and the final installment payable by Company in respect of the Tranche D Term Loans (including any New Tranche D Term Loans) on such date shall be in the amount, if such amount is different from that specified above, sufficient to repay all amounts owing by Company under this Agreement with respect to the Tranche D Term Loans."

        I.    Subsections 2.4B(i) and 2.4B(iv) of the Credit Agreement are hereby amended by replacing the letter "C" with the letter "D" in the defined terms "Tranche C Term Lender", "Tranche C Term Lenders", "Tranche C Term Loan" and "Tranche C Term Loans."

        J.    Subsection 2.5B of the Credit Agreement is hereby amended by replacing the letter "B" with the letter "D" in the defined term "New Tranche B Term Loans."

        K.    Subsection 2.5 of the Credit Agreement is hereby amended adding a new subparagraph E at the end thereof:

        "E. Tranche D Term Loans. The proceeds of the Tranche D Term Loans, along with a prepayment of the Tranche C Term Loans to be made by Company from cash currently held by Company in the aggregate amount of $50,000,000, shall be applied on the Fifth Amendment Effective Date by Company to repay in full the Tranche C Term Loans outstanding immediately prior to the occurrence of the Fifth Amendment Effective Date."

        1.3 Amendments to Section 7: Negative Covenants of Company.

        A.    Subsection 7.3 of the Credit Agreement is hereby amended by adding a new clause (xiv) at the end thereof as follows:

          "(xiv) Company may make Investments in the Captive Insurance Company in an aggregate amount not exceeding (a) $25,000,000 during the Fiscal Year in which the Captive Insurance Company is formed (provided that any Investment made within 90 days of the formation of the Captive Insurance Company shall be deemed to have been made within the Fiscal Year of such formation even though such Investment may actually have been made in the following Fiscal Year), and (b) an additional $3,000,000 per Fiscal Year thereafter."

        B.    Subsection 7.5 of the Credit Agreement is hereby amended by adding new clauses (vi) and (vii) at the end thereof as follows:

          "; (vi) from and after the date of the Fifth Amendment, Company may from time to time redeem or repurchase its New Senior Subordinated Notes provided that at the time of any redemption or repurchase pursuant to this subsection 7.5(vi), after giving effect to such redemption or repurchase (including the incurrence of any Indebtedness in connection therewith), Company's Consolidated Pro Forma Senior Leverage Ratio is less than or equal to 0.75:1.00 and (vii) so long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom, Company may declare and pay quarterly dividends in an aggregate amount not to exceed (a) in the Fiscal Year ending on the Saturday closest to January 31 in 2005, the lesser of (x) $20,000,000 and (y) 12.5% of Consolidated EBITDA for the immediately preceding Fiscal Year, and (b) in each Fiscal Year thereafter, the sum of (A) the actual dividends declared and paid in the immediately preceding Fiscal Year (annualized if less than four quarterly dividends are actually declared and paid in such immediately preceding Fiscal Year), multiplied by the lesser of (xx) 120% and (yy) 100% plus the actual percentage increase in Consolidated Net Income for the immediately preceding Fiscal Year over Consolidated Net Income for the second preceding Fiscal Year, and (B) the excess of the amount available for the payment of dividends in the immediately preceding Fiscal Year over the actual amount of dividends declared and paid in the immediately preceding Fiscal Year."

        C.    Subsection 7.8 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "7.8 Consolidated Capital Expenditures.

          Company shall not, and shall not permit its Subsidiaries to, make or incur Consolidated Capital Expenditures in an aggregate amount in excess of (a) $68,860,710 for the Fiscal Year ending on the Saturday closest to January 31 in 2003, (b) $85,000,000 for the Fiscal Year ending on the Saturday closest to January 31 in 2004, (c) $100,000,000 for the Fiscal Year ending on the Saturday closest to January 31 in 2005 and (d) $110,000,000 for each Fiscal Year thereafter (such amount, for each Fiscal Year, the "Maximum Expenditure Amount"), provided that the Maximum Expenditure Amount for any Fiscal Year, beginning with the Fiscal Year ending in 2004, shall be increased by an amount equal to the excess, if any, of the Maximum Expenditure Amount for the previous year (without giving effect to any previous adjustment made in accordance with this proviso) over the actual amount of Consolidated Capital Expenditures for such previous Fiscal

  Year, but in no event shall such increase exceed 10% of the Maximum Expenditure Amount for such previous Fiscal Year, provided, further that notwithstanding the limitations set forth in clauses (a) through (d) herein, Company may make or incur additional Consolidated Capital Expenditures from and after the date of the Third Amendment in an aggregate amount not to exceed $15 million for the purpose of purchasing the land and improvements comprising Company's corporate headquarters (or a portion thereof) and provided further that for purposes of determining compliance with this covenant, any Consolidated Capital Expenditures made by Company or any of its Subsidiaries in connection with the acquisition and improvement of real property during any period shall be deemed to be decreased by the net proceeds (consisting of Cash payments received from the sale net of any direct sales costs incurred in connection with the sale) of any sale-leaseback transaction covering such real property and improvements (not exceeding the amount of such Consolidated Capital Expenditures) consummated in accordance with clause (2) of the first proviso of Section 7.9 in the period in which such sale-leaseback transaction is consummated."

        D.    Subsection 7.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

        "7.9 Sales and Lease-Backs.

          Except as otherwise provided in this Section 7.9, Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Company or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Company or any of its Subsidiaries) or (ii) which Company or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Company or any of its Subsidiaries to any Person (other than Company or any of its Subsidiaries) in connection with such lease; provided, however, that Company may engage in such sale-leaseback transactions (1) to the extent that all leases entered into by Company and its Subsidiaries in connection therewith are Capital Leases permitted pursuant to subsection 7.1(iii) of this Agreement or (2) if such sale-leaseback transaction covers real property and improvements and such sale-leaseback transaction is consummated within six months following the substantial completion of improvements on such real property; and provided further that, with respect to Company's corporate headquarters, Company may engage in sale-leaseback transactions (x) to the extent that all leases entered into in connection therewith are Capital Leases permitted pursuant to subsection 7.1(iii), or (y) if such transactions are Asset Sales, so long as the proceeds of such Asset Sales are applied in accordance with subsection 2.4B(iii)(a), without giving effect to Company's right otherwise to acquire Exchange Assets in connection therewith."

        1.4 Amendments to Section 8. Events of Default.

        A.    Subsection 8.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

        "8.11 Change in Control.

          Any of the following shall occur: (i) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of Company and its Subsidiaries to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Sponsor or a Related Party of a Sponsor; (ii) the adoption of a plan relating to the liquidation or dissolution of Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined in clause (i) above), other than the Sponsors and their Related Parties, becomes the Beneficial Owner directly or indirectly, of Capital Stock of Company representing more than 35% of all voting power of the Voting Stock of Company, and the Sponsors and their Related Parties, in the aggregate, Beneficially Own directly or indirectly, Capital Stock of Company representing a lesser percentage of such voting power than the Capital Stock Beneficially Owned, directly or indirectly, by such "person"; (iv) the first day on which a majority of the members of the Board of Directors of Company are not Continuing Directors or (v) Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Company is converted into or exchanged for cash, securities or other assets, other than any such transaction where the Voting Stock of Company outstanding immediately prior to such transaction is converted or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance."

        1.5 Amendments to Section 10: Miscellaneous.

        A.    Subsection 10.1B(i) is hereby amended by (i) replacing the defined term "Tranche C Term Loans" with the term "Tranche D Term Loans", and (ii) adding the phrase "or Exhibit B to the Fifth Amendment" immediately following the phrase "Exhibit IV-B, Exhibit V, or Exhibit VI annexed hereto or Exhibit B to the Second Amendment" in the last sentence thereof.

        1.6 Amendments to Exhibits.

        A.    Exhibit I (Notice of Borrowing) and Exhibit II (Notice of Conversion/Continuation) to the Credit Agreement are hereby amended by replacing the defined term "Tranche C Term Loans" with the defined term "Tranche D Term Loans."

        B.    Exhibit X (Form of Assignment Agreement) to the Credit Agreement is hereby amended by replacing the defined terms "Tranche C Term Loan" and "Tranche C Term Loans" with the defined terms "Tranche D Term Loan" and "Tranche D Term Loans", respectively.

  Section 2. CONDITIONS TO EFFECTIVENESS

        This Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "Fifth Amendment Effective Date"):

          A. Documents. On or before the Fifth Amendment Effective Date, Company shall, and shall cause each other Loan Party to, deliver to Lenders (or to Administrative Agent for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) the following, each, unless otherwise noted, dated the Fifth Amendment Effective Date:

            1.     Resolutions of Company's Board of Directors approving and authorizing the execution, delivery, and performance of this Amendment and approving and authorizing the execution, delivery and payment of the Tranche D Term Notes, certified as of the Fifth Amendment Effective Date by its corporate secretary or an assistant secretary as being in full force and effect without modification or amendment;

            2.     Signature and incumbency certificates of the officers of Company and each Credit Support Party executing this Amendment or the Tranche D Term Notes;

            3.     Copies of this Amendment executed by Company and each Credit Support Party; and

            4.     If requested by any Lender at least two Business Days prior to the Fifth Amendment Effective Date, a promissory note or promissory notes executed by Company to evidence such Lender's Tranche D Term Loan, substantially in the form of Exhibit B, with appropriate insertions.

        B. Opinion of Counsel.    Lenders and their respective counsel shall have received originally executed copies of one or more favorable written opinions of Latham & Watkins LLP, counsel for Loan Parties, in form and substance reasonably satisfactory to Administrative Agent and its counsel, dated as of the Fifth Amendment Effective Date, with respect to the enforceability of this Amendment and the Tranche D Term Notes and the matters covered in the opinions referred to in subsection 4.2E of the Credit Agreement.

        C. Execution of Amendment.    The execution of a counterpart hereof by Loan Parties, Administrative Agent, Requisite Lenders and all Lenders having Tranche D Term Loan Commitments and receipt by Company of written or telephonic notification of such execution and authorization of delivery thereof.

        D. Completion of Proceedings.    On or before the Fifth Amendment Effective Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent, acting on behalf of Lenders, and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

        E. Payment of Tranche C Term Loans.    The Tranche C Term Loans, including all interest thereon and all amounts payable under subsection 2.6D, if any, shall have been paid in full by Company, which payment shall consist of (i) the proceeds of the Tranche D Term Loans and (ii) a prepayment of the Tranche C Term Loans to be made by Company in the aggregate amount of $50,000,000 from cash currently held by Company.

        F. Payment of Fees.    Company shall have paid (i) Administrative Agent for the account of each Lender that executes the Amendment prior to 12:00 noon, New York time, August 1, 2003, an amendment fee equal to 0.125% of such Lender's Revolving Loan Commitment and the principal amount of the Term Loans held by such Lender and (ii) to Administrative Agent, for distribution as appropriate, fees in the amount separately agreed upon between Company, Administrative Agent and Syndication Agent.

        G. Officer's Certificate.    Company shall have delivered to Administrative Agent and Lenders an Officer's Certificate, in form and substance reasonably satisfactory to Administrative Agent, to the effect that the representations and warranties in Section 5 of the Credit Agreement are true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date (or, to the extent such representations and warranties relate to an earlier date, such representations and warranties were true, correct and complete in all material respects on and as of such earlier date) and that Company shall have performed in all material respects all agreements and satisfied all conditions which this Agreement provides shall be performed or satisfied by it on or before the Fifth Amendment Effective Date. Notwithstanding the foregoing, Administrative Agent and Lenders acknowledge and agree that the schedules to the representations and warranties contemplated by Section 5 of the Credit Agreement shall be deemed to be supplemented by the additional schedules provided by Company to the Administrative Agent and Lenders prior to the date hereof.

  Section 3. COMPANY'S REPRESENTATIONS AND WARRANTIES

        In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Company represents and warrants to each Lender that the following statements are true, correct and complete in all material respects:

        A. Corporate Power and Authority.    Each Loan Party has all requisite corporate, limited partnership or limited liability company power and authority to enter into this Amendment, to issue the Tranche D Term Notes and to carry out the transactions contemplated by, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "Amended Agreement").

        B. Authorization of Agreements.    The execution and delivery of this Amendment, the performance of the Amended Agreement and the issuance, delivery and payment of the Tranche D Term Notes have been duly authorized by all necessary corporate, limited partnership or limited liability company action on the part of each Loan Party, as the case may be.

        C. No Conflict.    The execution and delivery by each Loan Party of this Amendment and the issuance, delivery and payment of the Tranche D Term Notes do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to such Loan Party, the Certificate or Articles of Incorporation or other organizational documents or Bylaws of such Loan Party or any order, judgment or decree of any court or other agency of government binding on such Loan Party, (ii) except as set forth in Schedule 5.2B of the Credit Agreement, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Loan Party which breach or default could reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Loan Party (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) except as set forth in Schedule 5.2B of the Credit Agreement, require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Loan Party, except for such approvals or consents which have been obtained on or before the Fifth Amendment Effective Date and disclosed in writing to Lenders or for which the failure to obtain would not reasonably be expected to result in a Material Adverse Effect.

        D. Governmental Consents.    The execution and delivery by each Loan Party of this Amendment, the performance by such Loan Party of the Amended Agreement and the issuance, delivery and payment of the Tranche D Term Notes by Company do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except for those registrations, consents, approvals, notices or other actions which have been obtained on or before the Fifth Amendment Effective Date.

        E. Binding Obligation.    This Amendment and the Amended Agreement have been duly executed and delivered by each Loan Party party thereto and are, and the Tranche D Term Notes, when executed and delivered, will be, the legally valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

        F. Incorporation of Representations and Warranties From Credit Agreement.    The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Fifth Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. The schedules to the representations and warranties contemplated by Section 5 of the Credit Agreement shall be deemed to be supplemented by the additional schedules provided by Company to Administrative Agent and Lenders prior to the date hereof.

        G. Absence of Default.    No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.

  Section 4. ACKNOWLEDGEMENT AND CONSENT

        Pursuant to the terms of the Credit Agreement (i) each Loan Party pledged and granted a security interest in certain of its real property, (ii) each domestic Loan Party pledged all of its capital stock in each of its subsidiaries, whether then existing or thereafter created or acquired, (iii) each of IPSD, Southwest Inc., Southwest L.P., Pet Concepts and PM Management (as each such term is defined in the Master Confirmation) guaranteed the obligations of Company, and (iv) each Loan Party granted a security interest in substantially all of its assets to the Secured Party (as defined in the Master Confirmation), whether then existing or thereafter created.

        Company and the Subsidiary Guarantors are collectively referred to herein as the "Credit Support Parties", and the Collateral Documents and Subsidiary Guaranty are collectively referred to herein as the "Credit Support Documents."

        Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this Amendment and consents to the amendment of the Credit Agreement effected pursuant to this Amendment. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all Secured Obligations (as such term is defined in the applicable Credit Support Document), including without limitation the payment and performance of all such Secured Obligations in respect of the Obligations of Company now or hereafter existing under or in respect of the Amended Agreement and the Notes defined therein. Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Credit Support Party represents and warrants that all representations and warranties contained in the Amended Agreement and the Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date. Notwithstanding the foregoing, Administrative Agent and Lenders acknowledge and agree that the schedules to the representations and warranties contemplated by the Amended Agreement and Credit Support Documents shall be deemed to be supplemented by the additional schedules provided by each Credit Support Party to the Administrative Agent and Lenders prior to the date hereof.

        Each Credit Support Party (other than Company) acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

  Section 5. MISCELLANEOUS

        A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.

            (i)  On and after the date hereof, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

           (ii)  Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          (iii)  The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

        B. Fees and Expenses.    Payment of all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement with respect to this Amendment shall be paid by Company.

        C. Headings.    Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

        D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        E. Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

PETCO ANIMAL SUPPLIES, INC.
By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Executive Vice President and Chief Financial Officer
INTERNATIONAL PET SUPPLIES AND DISTRIBUTION, INC., solely for purposes of Section 4
By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Senior Vice President and Chief Financial Officer
PETCO SOUTHWEST, INC., solely for purposes of Section 4
By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Senior Vice President and Chief Financial Officer
PET CONCEPTS INTERNATIONAL, solely for purposes of Section 4
By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Senior Vice President and Chief Financial Officer

S-1

PM MANAGEMENT INCORPORATED, solely for purposes of Section 4
By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Senior Vice President and Chief Financial Officer
PETCO SOUTHWEST L.P., solely for purposes of Section 4
By: PETCO ANIMAL SUPPLIES, INC. Its General Partner
By:	/s/ JAMES M. MYERS
Name:	James M. Myers
Title:	Executive Vice President and Chief Financial Officer
Address: 9125 Rehco Road San Diego, California 92121
WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent
By:	/s/ ALEX Y. KIM
Name:	Alex Y. Kim
Title:	Vice President

S-2

EXHIBIT A

CONSENT OF LENDER

        This Consent of Lender is delivered by the undersigned Lender with reference to that certain Fifth Amendment to Amended and Restated Credit Agreement dated as of August 1, 2003 (the "Fifth Amendment"), by and among PETCO Animal Supplies, Inc., a Delaware corporation, the Lenders party thereto ("Lenders"), Wells Fargo Bank, National Association, as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and General Electric Capital Corporation, as Documentation Agent. The undersigned Lender hereby consents to the Fifth Amendment.

[Name of Lender]
By:
Name:
Title:

A-1

EXHIBIT B

FORM OF TRANCHE D TERM NOTE

PETCO ANIMAL SUPPLIES, INC.

PROMISSORY NOTE DUE OCTOBER 2, 2008

$	[Date]

        FOR VALUE RECEIVED, PETCO ANIMAL SUPPLIES, INC., a Delaware corporation ("Company"), promises to pay to the order of                        ("Payee") or its registered assigns the principal amount of                         ($                        ) or, if less, the aggregate unpaid principal amount of all Tranche D Term Loans made by Payee pursuant to the Amended and Restated Credit Agreement (as hereinafter defined) on October 2, 2008 in the installments referred to below.

        Company also promises to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Amended and Restated Credit Agreement dated as of October 26, 2001 by and among Company, the financial institutions listed therein as Lenders, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Wells Fargo Bank, National Association, as Administrative Agent (said Amended and Restated Credit Agreement, as it has been and may be amended, supplemented or otherwise modified from time to time, being the "Amended and Restated Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined).

        Company shall make principal payments on this Note in consecutive quarterly installments, commencing on September 30, 2003 and ending on October 2, 2008. Each such installment shall be due on the date specified in the Amended and Restated Credit Agreement and in an amount determined in accordance with the provisions thereof; provided that the last such installment shall be in an amount sufficient to repay the entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon.

        This Note is one of Company's "Tranche D Term Notes" in the aggregate principal amount of $[            ] and is issued pursuant to and entitled to the benefits of the Amended and Restated Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Tranche D Term Loan evidenced hereby was made and is to be repaid.

        All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Funding and Payment Office or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Amended and Restated Credit Agreement. Unless and until an Assignment Agreement effecting the assignment or transfer of this Note shall have been accepted by Administrative Agent and recorded in the Register as provided in subsection 10.1B(ii) of the Amended and Restated Credit Agreement, Company and Administrative Agent shall be entitled to deem and treat Payee as the owner and holder of this Note and the Loan evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Company hereunder with respect to payments of principal of or interest on this Note.

B-1

        Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

        This Note is subject to mandatory prepayment as provided in subsection 2.4B(iii) of the Amended and Restated Credit Agreement and to prepayment at the option of Company as provided in subsection 2.4B(i) of the Amended and Restated Credit Agreement.

        THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF COMPANY AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

        Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Amended and Restated Credit Agreement.

        The terms of this Note are subject to amendment only in the manner provided in the Amended and Restated Credit Agreement.

        This Note is subject to restrictions on transfer or assignment as provided in subsections 10.1 and 10.16 of the Amended and Restated Credit Agreement.

        Company promises to pay all costs and expenses, including reasonable attorneys' fees, all as provided in subsection 10.2 of the Amended and Restated Credit Agreement, incurred in the collection and enforcement of this Note. Company and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

        IN WITNESS WHEREOF, Company has caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

PETCO ANIMAL SUPPLIES, INC.
By:
Name:	Norman Dowling
Title:	Vice President, Finance

B-2

SCHEDULE 1

TRANCHE D TERM LOAN COMMITMENTS

Lender	Tranche D Term Loan Commitment	Tranche D Term Loans % Share
Goldman Sachs Credit Partners	$126,874,677	90%
Wells Fargo Bank, N.A.	$14,625,323	10%

TOTAL	$141,500,000	100%

Schedule 1-1

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FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF AUGUST 1, 2003 AMONG PETCO ANIMAL SUPPLIES, INC., as Borrower, THE LENDERS LISTED THEREIN, as Lenders, GOLDMAN SACHS CREDIT PARTNERS L.P., as Joint Lead Arranger, Joint Book-Runner and Sole Syndication Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Joint Lead Arranger, Joint Book-Runner and Sole Administrative Agent and GENERAL ELECTRIC CAPITAL CORPORATION, as Documentation Agent
PETCO ANIMAL SUPPLIES, INC. FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
RECITALS
EXHIBIT A CONSENT OF LENDER
EXHIBIT B FORM OF TRANCHE D TERM NOTE PETCO ANIMAL SUPPLIES, INC. PROMISSORY NOTE DUE OCTOBER 2, 2008
SCHEDULE 1 TRANCHE D TERM LOAN COMMITMENTS